UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 26, 2009

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700

Los Angeles, California  90071

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                                         On October 26, 2009, Richard G. Newman, Chairman of AECOM Technology Corporation (“AECOM” or the “Company”), announced to the Company that he will transition from an executive officer of AECOM to a consulting role effective March 31, 2010.  Mr. Newman will remain on the Board of Directors of AECOM and continue to serve as Chairman of the Board of Directors.  In his consulting capacity, Mr. Newman will work with AECOM’s Chief Executive Officer, John M. Dionisio, on mergers and acquisitions and other special projects.

Mr. Newman has served in various executive roles during his more than 30-year career with AECOM, including serving as the founder of AECOM in 1990, during which he led an employee-management buyout of the AECOM business from then-owner Ashland, and also served as AECOM’s CEO from 1991 to 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: October 30, 2009	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel